Exhibit 99.1
CONTACT:	MARK J. GRESCOVICH,
PRESIDENT & CEO
PETER J. CONNER, CFO
(509) 527-3636

NEWS RELEASE

Banner Corporation Reports Net Income of $49.9 Million, or $1.44 Per Diluted Share, for Fourth Quarter 2021;
Earns Record $201.0 Million in Net Income, or $5.76 Per Diluted Share, for 2021;
Declares Increased Quarterly Cash Dividend of $0.44 Per Share

Walla Walla, WA - January 20, 2022 - Banner Corporation (NASDAQ GSM: BANR) (“Banner”), the parent company of Banner Bank, today reported net income of $49.9 million, or $1.44 per diluted share, for the fourth quarter of 2021, virtually unchanged from $49.9 million, or $1.44 per diluted share, for the third quarter of 2021 and compared to $39.0 million, or $1.10 per diluted share, for the fourth quarter of 2020.  Banner’s fourth quarter 2021 results include $5.2 million in recapture of provision for credit losses, compared to $8.6 million in recapture of provision for credit losses in the preceding quarter and $602,000 in provision for credit losses in the fourth quarter of 2020.  Net income for 2021 increased 73% to a record $201.0 million, or $5.76 per diluted share, compared to $115.9 million, or $3.26 per diluted share for 2020.  Full year 2021 results include $33.4 million in recapture of provision for credit losses, compared to $67.9 million in provision for credit losses in 2020.
Banner announced that its Board of Directors increased its regular quarterly cash dividend by 7% to $0.44 per share.  The dividend will be payable February 14, 2022, to common shareholders of record on February 3, 2022.
“Banner’s record 2021 operating results reflect the continued execution of our super community bank strategy including implementation of Banner Forward.  We are generating new client relationships and adding to our core funding position by growing core deposits while maintaining a moderate risk profile,” said Mark Grescovich, President and CEO.  “Our performance for the fourth quarter benefited from lower operating expense, continued core deposit growth and an acceleration of SBA PPP loan fee income as a result of SBA PPP loan forgiveness.  The unprecedented level of market liquidity and our continued focus on building client relationships contributed to our core deposits increasing 16% compared to December 31, 2020.  We continue to live by our core values, summed up as doing the right thing for our clients, our communities, our colleagues, our company and our shareholders while providing a consistent and reliable source of capital through all economic cycles and changing events.”

“During the third quarter of 2021 we began implementing Banner Forward, a bank-wide initiative to drive revenue growth and reduce operating expense,” said Grescovich.  “Full implementation is expected by 2023, with the goal of delivering sequential improvements in operating performance over the course of the next six quarters while staying true to our mission and value proposition of being connected, knowledgeable and responsive to our clients, communities and employees.  Banner Forward is focused on accelerating growth in commercial banking, deepening relationships with retail clients, and advancing technology strategies to enhance our digital service channels, while streamlining underwriting and back office processes.  During the fourth quarter of 2021, we incurred expenses of $1.2 million related to Banner Forward.”

At December 31, 2021, Banner Corporation had $16.80 billion in assets, $8.95 billion in net loans and $14.33 billion in deposits.  Banner operates 150 branch offices, including branches located in eight of the top 20 largest western Metropolitan Statistical Areas by population.

BANR - Fourth Quarter 2021 Results
January 20, 2022

Fourth Quarter 2021 Highlights
•
Revenues decreased 6% to $146.0 million, primarily due to a decline in SBA PPP loan forgiveness related interest income, compared to $155.5 million in the preceding quarter, and increased 1% when compared to $144.9 million in the fourth quarter a year ago.

•
Net interest income decreased to $121.5 million in the fourth quarter of 2021, compared to $130.1 million in the preceding quarter and increased compared to $121.4 million in the fourth quarter a year ago.

•	Net interest margin on a tax equivalent basis was 3.17%, compared to 3.47% in the preceding quarter and 3.64% in the fourth quarter a year ago.
•	Mortgage banking revenues decreased 41% to $5.6 million, compared to $9.6 million in the preceding quarter, and decreased 47% compared to $10.6 million in the fourth quarter a year ago.
•	Return on average assets was 1.18%, compared to 1.20% in the preceding quarter and 1.04% in the fourth quarter a year ago.
•	Net loans receivable decreased to $8.95 billion at December 31, 2021, compared to $9.08 billion at September 30, 2021, and decreased 8% compared to $9.70 billion at December 31, 2020.
•
Non-performing assets decreased to $23.7 million, or 0.14% of total assets, at December 31, 2021, compared to $29.7 million, or 0.18% of total assets in the preceding quarter, and decreased from $36.5 million, or 0.24% of total assets, at December 31, 2020.

•
The allowance for credit losses - loans was $132.1 million, or 1.45% of total loans receivable, as of December 31, 2021, compared to $139.9 million, or 1.52% of total loans receivable as of September 30, 2021 and $167.3 million, or 1.69% of total loans receivable as of December 31, 2020.

•
Core deposits (non-interest-bearing and interest-bearing transaction and savings accounts) increased 1% to $13.49 billion at December 31, 2021, compared to $13.31 billion at September 30, 2021, and increased 16% compared to $11.65 billion a year ago.  Core deposits represented 94% of total deposits at December 31, 2021.

•	Dividends to shareholders were $0.41 per share in the quarter ended December 31, 2021.
•	Common shareholders’ equity per share increased 1% to $49.35 at December 31, 2021, compared to $48.67 at the preceding quarter end, and increased 4% from $47.39 a year ago.
•	Tangible common shareholders’ equity per share* increased 2% to $38.02 at December 31, 2021, compared to $37.30 at the preceding quarter end, and increased 5% from $36.17 a year ago.

*Tangible common shareholders’ equity per share and the ratio of tangible common equity to tangible assets (both of which exclude goodwill and other intangible assets, net), and references to adjusted revenue (which excludes fair value adjustments and net gain (loss) on the sale of securities from the total of net interest income and total non-interest income) and the adjusted efficiency ratio (which excludes merger and acquisition-related expenses, COVID-19 expenses, Banner Forward expenses, amortization of core deposit intangibles, real estate owned operations, loss on extinguishment of debt and state/municipal taxes from non-interest expense divided by adjusted revenue) represent non-GAAP (Generally Accepted Accounting Principles) financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner’s core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.  See also Non-GAAP Financial Measures reconciliation tables on the last two pages of this press release.
Significant Recent Initiatives and Events
In September 2021, Banner completed the consolidation of five branches as it continues to see migration of transactions to the digital space, reducing in-branch transactions.  In addition, Banner has made the decision to consolidate another seven branches in February 2022.  During the past year, client adoption of mobile and digital banking accelerated, while physical branch transaction volume declined.  Banner anticipates this shift in client service delivery channel preference will continue after the COVID-19 pandemic ends.
Income Statement Review
Net interest income was $121.5 million in the fourth quarter of 2021, compared to $130.1 million in the preceding quarter and $121.4 million in the fourth quarter a year ago.
Banner’s net interest margin on a tax equivalent basis was 3.17% for the fourth quarter of 2021, a 30 basis-point decrease compared to 3.47% in the preceding quarter and a 47 basis-point decrease compared to 3.64% in the fourth quarter a year ago.
“Lower interest income, primarily as a result of the decline in the acceleration of the recognition of deferred loan fee income due to loan repayments from SBA PPP loan forgiveness, adversely affected our net interest margin during the quarter.  This impact was partially offset by a decrease in the cost of funding liabilities,” said Grescovich.  Acquisition accounting adjustments added five basis points to the net interest margin in the current quarter, three basis points in the preceding quarter and five basis points in the fourth quarter a year ago.  The total purchase discount for acquired loans was $9.7 million at December 31, 2021, compared to $11.5 million at September 30, 2021, and $16.1 million at December 31, 2020.  For the year ended December 31, 2021, Banner’s net interest margin on a tax equivalent basis was 3.39% compared to 3.85% in 2020.

BANR - Fourth Quarter 2021 Results
January 20, 2022

Average yields on interest-earning assets decreased 33 basis points to 3.29% in the fourth quarter compared to 3.62% for the preceding quarter and decreased 58 basis points compared to 3.87% in the fourth quarter a year ago.  These decreases in average yield between periods primarily reflects decreases in the average yield on investment securities and increases in the average balance of interest-bearing deposits, as excess liquidity was invested in low yielding short term investments.  Average loan yields decreased 31 basis points to 4.57% compared to 4.88% in the preceding quarter and increased four basis points compared to 4.53% in the fourth quarter a year ago.  The decrease in average loan yields during the current quarter compared to the preceding quarter was primarily the result of the decline in the acceleration of the recognition of deferred loan fee income due to loan repayments from SBA PPP loan forgiveness during the quarter.  Loan discount accretion added eight basis points to average loan yields in the current quarter, five basis points in the preceding quarter and seven basis points in the fourth quarter a year ago.  Deposit costs were 0.07% in the fourth quarter of 2021, a one basis-point decrease compared to the preceding quarter and a seven basis-point decrease compared to the fourth quarter a year ago.  The year-over-year decrease in quarterly deposit costs was primarily the result of decreases in market interest rates during 2020.  The total cost of funding liabilities was 0.13% during the fourth quarter of 2021, a three basis-point decrease compared to the preceding quarter and an 11 basis-point decrease compared to the fourth quarter a year ago.
Banner recorded a $5.2 million recapture of provision for credit losses in the current quarter (comprised of an $8.1 million recapture provision for credit losses - loans, a $2.3 million provision for credit losses - unfunded loan commitments and a $579,000 provision for credit losses - held-to-maturity debt securities).  This recapture compares to an $8.6 million recapture of provision for credit losses in the prior quarter (comprised of an $8.9 million recapture of provision for credit losses - loans and a $218,000 provision for credit losses - unfunded loan commitments) and a $602,000 provision for credit losses in the fourth quarter a year ago (comprised of a $593,000 recapture of provision for credit losses - loans and a $1.2 million provision for credit losses - unfunded loan commitments).  The recapture of provision for credit losses for the current and preceding quarters primarily reflects improvement in the level of adversely classified loans as well as in the forecasted economic indicators utilized to calculate credit losses.
Total non-interest income was $24.5 million in the fourth quarter of 2021, compared to $25.3 million in the preceding quarter and $23.5 million in the fourth quarter a year ago.  Deposit fees and other service charges were $10.3 million in the fourth quarter of 2021, compared to $10.5 million in the preceding quarter and $8.3 million in the fourth quarter a year ago.  The increase in deposit fees and other service charges from the fourth quarter a year ago is primarily a result of increased transaction deposit account activity and higher fees on certain transactions.  Mortgage banking revenues, including gains on one- to four-family and multifamily loan sales and loan servicing fees, decreased to $5.6 million in the fourth quarter, compared to $9.6 million in the preceding quarter and decreased compared to $10.6 million in the fourth quarter of 2020.  The lower mortgage banking revenue for the current quarter compared to the prior quarter is primarily due to no multifamily loan sales or related gains during the current quarter compared to the prior quarter, which included $2.4 million of gain on the sale of multifamily loans.  The decrease from the fourth quarter of 2020 reflects a reduction in the volume of one- to four-family loans sold as well as a decrease in the gain on sale margin on one- to four-family held-for-sale loans.  Home purchase activity accounted for 64% of one- to four-family mortgage loan originations in the fourth quarter of 2021, compared to 68% in the prior quarter and 51% in the fourth quarter of 2020.  Miscellaneous non-interest income increased to $4.7 million in the fourth quarter of 2021, compared to $2.2 million in the preceding quarter and $1.4 million in the fourth quarter a year ago.  The increase in miscellaneous non-interest income from the prior quarter and fourth quarter a year ago is primarily a result of a valuation adjustment on the SBA servicing asset, higher gains related to SBA loans sold as well as gains related to the disposition of closed branch locations.  For the year ended December 31, 2021, total non-interest income decreased 2% to $96.4 million, compared to $98.6 million in 2020.
Banner’s fourth quarter 2021 results included a $2.7 million net gain for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value, principally comprised of certain investment securities held for trading and limited partnership investments, and a $136,000 net loss on the sale of securities.  In the preceding quarter, results included a $1.8 million net gain for fair value adjustments and a $56,000 net gain on the sale of securities.  In the fourth quarter a year ago, results included a $1.7 million net gain for fair value adjustments and a $197,000 net gain on the sale of securities.
Total revenue decreased 6% to $146.0 million for the fourth quarter of 2021, compared to $155.5 million in the preceding quarter, and increased 1% compared to $144.9 million in the fourth quarter a year ago.  For the year, total revenues increased 2% to $593.3 million compared to $579.9 million for the same period one year earlier.  Adjusted revenue* (the total of net interest income and total non-interest income excluding the net gain or loss on the sale of securities and the net change in valuation of financial instruments) was $143.4 million in the fourth quarter of 2021, compared to $153.6 million in the preceding quarter and $143.0 million in the fourth quarter of 2020.  For the year ended December 31, 2021, adjusted revenue* was $588.2 million, compared to $579.6 million in 2020.
Total non-interest expense was $91.8 million in the fourth quarter of 2021, compared to $102.1 million in the preceding quarter and $95.6 million in the fourth quarter of 2020.  The decrease in non-interest expense for the current quarter compared to the prior quarter primarily reflects a $10.1 million decrease in professional and legal expenses.  The decrease in professional and legal expenses was primarily due to $5.8 million of consultant expense related to the Banner Forward initiative and a $4.0 million accrual related to pending litigation recorded during the prior quarter.  Additionally, salary and employee benefits expense decreased $2.0 million, primarily due to a reduction in staffing, and payment and card processing services expense decreased $1.1 million, primarily reflecting a decrease in fraud related losses.  These decreases were partially offset by a $2.3 million loss on extinguishment of debt as a result of the redemption of $8.2 million of junior subordinated debentures during the current quarter.  The year-over-year quarterly decrease in non-interest expense also primarily reflects decreases in salary and employee benefits expense, and professional and legal expenses.  The year-over-year quarterly decreases in non-interest expense were partially offset by an increase in payment and card processing services expense, a decrease in capitalized loan origination costs and the previously mentioned loss on extinguishment of debt.  COVID-19 expenses were

BANR - Fourth Quarter 2021 Results
January 20, 2022

$127,000 for the fourth quarter of 2021, compared to $44,000 for the preceding quarter and $333,000 in the fourth quarter a year ago.  For the year, total non-interest expense was $380.1 million, compared to $369.6 million in the same period a year earlier.  Banner’s efficiency ratio was 62.88% for the current quarter, compared to 65.70% in the preceding quarter and 65.93% in the year ago quarter.  Banner’s adjusted efficiency ratio* was 59.71% for the current quarter, compared to 59.65% in the preceding quarter and 64.31% in the year ago quarter.

For the fourth quarter of 2021, Banner had $9.5 million in state and federal income tax expense for an effective tax rate of 16.0%, reflecting the benefits from tax exempt income and an adjustment to the deferred tax asset during the quarter.  Banner’s statutory income tax rate is 23.7%, representing a blend of the statutory federal income tax rate of 21.0% and apportioned effects of the state income tax rates.

Balance Sheet Review
Total assets increased to $16.80 billion at December 31, 2021, compared to $16.64 billion at September 30, 2021, and increased 12% when compared to $15.03 billion at December 31, 2020.  The total of securities and interest-bearing deposits held at other banks was $6.26 billion at December 31, 2021, compared to $6.03 billion at September 30, 2021 and $3.69 billion at December 31, 2020.  The average effective duration of Banner's securities portfolio was approximately 4.6 years at December 31, 2021, compared to 3.6 years at December 31, 2020.
Total loans receivable decreased 1% to $9.08 billion at December 31, 2021, compared to $9.22 billion at September 30, 2021, and decreased 8% when compared to $9.87 billion at December 31, 2020.  The decrease in total loans receivable compared to the prior quarter primarily reflects the forgiveness of SBA PPP loans.  Excluding SBA PPP loans, total loans receivable increased $42.6 million during the current quarter.  SBA PPP loans decreased 57% to $133.9 million at December 31, 2021, compared to $310.2 million at September 30, 2021, and decreased 87% when compared to $1.04 billion at December 31, 2020.  The decrease in SBA PPP loans was partially offset by increases in commercial real estate and multifamily real estate.  Commercial real estate and multifamily real estate loans increased 1% to $4.28 billion at December 31, 2021, compared to $4.24 billion at September 30, 2021, and increased 6% compared to $4.03 billion a year ago.  Commercial business loans decreased 7% to $1.96 billion at December 31, 2021, compared to $2.12 billion at September 30, 2021, and decreased 33% compared to $2.92 billion a year ago, primarily due to SBA PPP loans forgiven.  Excluding SBA PPP loans, commercial business loans increased 1% to $1.83 billion at December 31, 2021, compared to $1.82 billion at September 30, 2021, and decreased 2% compared to $1.88 billion a year ago.  Agricultural business loans decreased to $285.8 million at December 31, 2021, compared to $287.5 million at September 30, 2021 and decreased from $299.9 million a year ago.  Total construction, land and land development loans were $1.31 billion at December 31, 2021, a 1% decrease from $1.33 billion at September 30, 2021, and a 2% increase compared to $1.29 billion a year earlier.  Consumer loans decreased to $555.9 million at December 31, 2021, compared to $561.2 million at September 30, 2021, and decreased from $605.8 million a year ago.  One- to four-family loans increased slightly to $683.3 million at December 31, 2021, compared to $682.4 million at September 30, 2021, and decreased from $717.9 million a year ago.  The year over year decrease primarily reflects held for investment loans being refinanced and sold as held for sale loans.
Loans held for sale were $96.5 million at December 31, 2021, compared to $63.7 million at September 30, 2021, and $243.8 million at December 31, 2020.  The volume of one- to four- family residential mortgage loans sold was $245.9 million in the current quarter, compared to $232.2 million in the preceding quarter and $356.6 million in the fourth quarter a year ago.  Banner sold no multifamily loans during the fourth quarter of 2021, compared to $96.1 million in the preceding quarter and $10.4 million in the fourth quarter a year ago.
Total deposits increased 1% to $14.33 billion at December 31, 2021, compared to $14.16 billion at September 30, 2021, and increased 14% when compared to $12.57 billion a year ago.  The year-over-year increase in total deposits was due primarily to SBA PPP loan funds deposited into client accounts and an increase in general client liquidity due to reduced business investment and consumer spending during the COVID-19 pandemic.  Non-interest-bearing account balances decreased to $6.39 billion at December 31, 2021, compared to $6.40 billion at September 30, 2021, and increased 16% compared to $5.49 billion a year ago.  Core deposits were 94% of total deposits at both December 31, 2021 and September 30, 2021.  Certificates of deposit decreased to $838.6 million at December 31, 2021, compared to $851.1 million at September 30, 2021, and decreased 8% compared to $915.3 million a year earlier.  FHLB borrowings were $50.0 million at both December 31, 2021 and September 30, 2021 and decreased from $150.0 million a year ago.
At December 31, 2021, total common shareholders’ equity was $1.69 billion, or 10.06% of assets, compared to $1.67 billion or 10.02% of assets at September 30, 2021, and $1.67 billion or 11.09% of assets a year ago.  At December 31, 2021, tangible common shareholders’ equity*, which excludes goodwill and other intangible assets, net, was $1.30 billion, or 7.93% of tangible assets*, compared to $1.28 billion, or 7.86% of tangible assets, at September 30, 2021, and $1.27 billion, or 8.69% of tangible assets, a year ago.  Banner’s tangible book value per share* increased to $38.02 at December 31, 2021, compared to $36.17 per share a year ago.
Banner and its subsidiary bank continue to maintain capital levels in excess of the requirements to be categorized as “well-capitalized.”  At December 31, 2021, Banner's common equity Tier 1 capital ratio was 11.54%, its Tier 1 leverage capital to average assets ratio was 8.76%, and its total capital to risk-weighted assets ratio was 14.71%.

BANR - Fourth Quarter 2021 Results
January 20, 2022

Credit Quality
The allowance for credit losses - loans was $132.1 million at December 31, 2021, or 1.45% of total loans receivable outstanding and 578% of non-performing loans, compared to $139.9 million at September 30, 2021, or 1.52% of total loans receivable outstanding and 485% of non-performing loans, and $167.3 million at December 31, 2020, or 1.69% of total loans receivable outstanding and 470% of non-performing loans.  In addition to the allowance for credit losses - loans, Banner maintains an allowance for credit losses - unfunded loan commitments, which was $12.4 million at December 31, 2021, compared to $10.1 million at September 30, 2021 and $13.3 million at December 31, 2020.  Net loan recoveries totaled $311,000 in the fourth quarter of 2021, compared to $756,000 in the preceding quarter and $93,000 of net loan charge-offs in the fourth quarter a year ago.  Non-performing loans were $22.8 million at December 31, 2021, compared to $28.9 million at September 30, 2021, and $35.6 million a year ago.  Real estate owned and other repossessed assets were $869,000 at both December 31, 2021 and September 30, 2021, compared to $867,000 a year ago.
Banner’s total substandard loans were $198.4 million at December 31, 2021, compared to $225.8 million at September 30, 2021, and $340.2 million a year ago.  The quarter over quarter decrease primarily reflects the payoff of substandard loans as well as balance paydowns and risk rating upgrades.
Banner’s total non-performing assets were $23.7 million, or 0.14% of total assets, at December 31, 2021, compared to $29.7 million, or 0.18% of total assets, at September 30, 2021, and $36.5 million, or 0.24% of total assets, a year ago.
At December 31, 2021, Banner had 21 mortgage loans totaling $6.4 million operating under forbearance agreements due to COVID-19.  Since these loans were performing loans that were current on their payments prior to the COVID-19 pandemic, these modifications are not considered to be troubled debt restructurings pursuant to applicable accounting and regulatory guidance.
Conference Call
Banner will host a conference call on Friday, January 21, 2022, at 8:00 a.m. PST, to discuss its fourth quarter results.  To listen to the call on-line, go to www.bannerbank.com.  Investment professionals are invited to dial (844) 200-6205 using access code 579750 to participate in the call.  A replay will be available for one week at (866) 813-9403 using access code 905147, or at www.bannerbank.com.
About the Company
Banner Corporation is a $16.80 billion bank holding company operating one commercial bank in four Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.
Forward-Looking Statements
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “may,” “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “potential,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to Banner.  Banner does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements and could negatively affect Banner’s operating and stock price performance.
The COVID-19, pandemic is adversely affecting us, our clients, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Deterioration in general business and economic conditions, including increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways. Other factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses, which could necessitate additional provisions for credit losses, resulting both from loans originated and loans acquired from other financial institutions; (2) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for credit losses or writing down of assets or impose restrictions or penalties with respect to Banner’s activities; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on client behavior and net interest margin; (5) uncertainty regarding the future of the London Interbank Offered Rate (LIBOR), and the potential transition away from LIBOR toward new interest rate benchmarks; (6) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet clients’ needs and developments in the market place; (9) the ability to access cost-effective funding; (10) disruptions, security breaches or other adverse events, failures

BANR - Fourth Quarter 2021 Results
January 20, 2022

or interruptions in, or attacks on, information technology systems or on the third-party vendors who perform critical processing functions; (11) changes in financial markets; (12) changes in economic conditions in general and in Washington, Idaho, Oregon and California in particular; (13) the costs, effects and outcomes of litigation; (14) legislation or regulatory changes, including but not limited to changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (15) changes in accounting principles, policies or guidelines; (16) future acquisitions by Banner of other depository institutions or lines of business; (17) future goodwill impairment due to changes in Banner’s business, changes in market conditions, including as a result of the COVID-19 pandemic or other factors; (18) the costs associated with Banner Forward and (19) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and other risks detailed from time to time in our filings with the Securities and Exchange Commission including our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K.

BANR - Fourth Quarter 2021 Results
January 20, 2022

RESULTS OF OPERATIONS	Quarters Ended			Twelve Months Ended
(in thousands except shares and per share data)	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020

INTEREST INCOME:
Loans receivable	$104,929	$116,487	$115,545	$445,731	$466,360
Mortgage-backed securities	13,220	11,695	7,438	45,723	31,792
Securities and cash equivalents	8,397	7,686	6,170	29,046	20,994
	126,546	135,868	129,153	520,500	519,146
INTEREST EXPENSE:
Deposits	2,384	2,749	4,392	11,770	25,015
Federal Home Loan Bank advances	348	655	987	2,592	5,023
Other borrowings	109	125	121	467	603
Junior subordinated debentures and subordinated notes	2,175	2,193	2,216	8,780	7,204
	5,016	5,722	7,716	23,609	37,845
Net interest income	121,530	130,146	121,437	496,891	481,301
(RECAPTURE)/PROVISION FOR CREDIT LOSSES	(5,243)	(8,638)	602	(33,388)	67,875
Net interest income after (recapture)/provision for credit losses	126,773	138,784	120,835	530,279	413,426
NON-INTEREST INCOME:
Deposit fees and other service charges	10,341	10,457	8,293	39,495	34,384
Mortgage banking operations	5,643	9,613	10,586	33,948	51,083
Bank-owned life insurance	1,203	1,245	1,319	5,000	5,972
Miscellaneous	4,702	2,185	1,410	12,875	6,821
	21,889	23,500	21,608	91,318	98,260
Net (loss) gain on sale of securities	(136)	56	197	482	1,012
Net change in valuation of financial instruments carried at fair value	2,721	1,778	1,704	4,616	(656)
Total non-interest income	24,474	25,334	23,509	96,416	98,616
NON-INTEREST EXPENSE:
Salary and employee benefits	57,798	59,799	60,906	244,351	245,400
Less capitalized loan origination costs	(7,647)	(8,290)	(9,415)	(34,401)	(34,848)
Occupancy and equipment	13,885	13,153	14,248	52,850	53,362
Information / computer data services	6,441	6,110	6,402	24,356	24,386
Payment and card processing services	5,062	6,181	3,960	20,544	16,095
Professional and legal expenses	2,251	12,324	5,643	22,274	12,093
Advertising and marketing	2,071	1,521	2,828	6,036	6,412
Deposit insurance expense	1,340	1,469	1,548	5,583	6,516
State/municipal business and use taxes	976	1,219	1,071	4,343	4,355
Real estate operations	49	53	(283)	(22)	(190)
Amortization of core deposit intangibles	1,574	1,575	1,865	6,571	7,732
Loss on extinguishment of debt	2,284	—	—	2,284	—
Miscellaneous	5,594	6,977	5,871	24,236	22,712
	91,678	102,091	94,644	379,005	364,025
COVID-19 expenses	127	44	333	436	3,502
Merger and acquisition-related expenses	—	10	579	660	2,062
Total non-interest expense	91,805	102,145	95,556	380,101	369,589
Income before provision for income taxes	59,442	61,973	48,788	246,594	142,453
PROVISION FOR INCOME TAXES	9,515	12,089	9,831	45,546	26,525
NET INCOME	$49,927	$49,884	$38,957	$201,048	$115,928
Earnings per share available to common shareholders:
Basic	$1.46	$1.45	$1.11	$5.81	$3.29
Diluted	$1.44	$1.44	$1.10	$5.76	$3.26
Cumulative dividends declared per common share	$0.41	$0.41	$0.41	$1.64	$1.23
Weighted average common shares outstanding:
Basic	34,292,967	34,446,510	35,200,769	34,610,056	35,264,252
Diluted	34,575,607	34,669,492	35,425,810	34,919,188	35,528,848
Increase (decrease) in common shares outstanding	641	(298,897)	632	(906,568)	(592,376)

BANR - Fourth Quarter 2021 Results
January 20, 2022

FINANCIAL CONDITION				Percentage Change
(in thousands except shares and per share data)	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Prior Qtr	Prior Yr Qtr

ASSETS
Cash and due from banks	$358,461	$392,035	$311,899	(8.6)%	14.9%
Interest-bearing deposits	1,775,839	1,808,547	922,284	(1.8)%	92.5%
Total cash and cash equivalents	2,134,300	2,200,582	1,234,183	(3.0)%	72.9%
Securities - trading	26,981	26,875	24,980	0.4%	8.0%
Securities - available for sale	3,638,993	3,446,575	2,322,593	5.6%	56.7%
Securities - held to maturity	520,922	447,708	421,713	16.4%	23.5%
Total securities	4,186,896	3,921,158	2,769,286	6.8%	51.2%
Federal Home Loan Bank stock	12,000	12,000	16,358	—%	(26.6)%
Securities purchased under agreements to resell	300,000	300,000	—	—%	nm
Loans held for sale	96,487	63,678	243,795	51.5%	(60.4)%
Loans receivable	9,084,763	9,218,384	9,870,982	(1.4)%	(8.0)%
Allowance for credit losses - loans	(132,099)	(139,915)	(167,279)	(5.6)%	(21.0)%
Net loans receivable	8,952,664	9,078,469	9,703,703	(1.4)%	(7.7)%
Accrued interest receivable	42,916	43,644	46,617	(1.7)%	(7.9)%
Real estate owned (REO) held for sale, net	852	852	816	—%	4.4%
Property and equipment, net	148,759	151,503	164,556	(1.8)%	(9.6)%
Goodwill	373,121	373,121	373,121	—%	—%
Other intangibles, net	14,855	16,429	21,426	(9.6)%	(30.7)%
Bank-owned life insurance	244,156	192,950	191,830	26.5%	27.3%
Operating lease right-of-use assets	55,257	58,523	55,367	(5.6)%	(0.2)%
Other assets	242,609	224,970	210,565	7.8%	15.2%
Total assets	$16,804,872	$16,637,879	$15,031,623	1.0%	11.8%
LIABILITIES
Deposits:
Non-interest-bearing	$6,385,177	$6,400,864	$5,492,924	(0.2)%	16.2%
Interest-bearing transaction and savings accounts	7,103,125	6,912,759	6,159,052	2.8%	15.3%
Interest-bearing certificates	838,631	851,054	915,320	(1.5)%	(8.4)%
Total deposits	14,326,933	14,164,677	12,567,296	1.1%	14.0%
Advances from Federal Home Loan Bank	50,000	50,000	150,000	—%	(66.7)%
Customer repurchase agreements and other borrowings	264,490	247,358	184,785	6.9%	43.1%
Subordinated notes, net	98,564	98,472	98,201	0.1%	0.4%
Junior subordinated debentures at fair value	119,815	124,853	116,974	(4.0)%	2.4%
Operating lease liabilities	59,756	62,946	59,343	(5.1)%	0.7%
Accrued expenses and other liabilities	148,303	175,960	143,300	(15.7)%	3.5%
Deferred compensation	46,684	46,494	45,460	0.4%	2.7%
Total liabilities	15,114,545	14,970,760	13,365,359	1.0%	13.1%
SHAREHOLDERS' EQUITY
Common stock	1,299,381	1,297,145	1,349,879	0.2%	(3.7)%
Retained earnings	390,762	355,035	247,316	10.1%	58.0%
Other components of shareholders’ equity	184	14,939	69,069	(98.8)%	(99.7)%
Total shareholders’ equity	1,690,327	1,667,119	1,666,264	1.4%	1.4%
Total liabilities and shareholders’ equity	$16,804,872	$16,637,879	$15,031,623	1.0%	11.8%
Common Shares Issued:
Shares outstanding at end of period	34,252,632	34,251,991	35,159,200
Common shareholders’ equity per share (1)	$49.35	$48.67	$47.39
Common shareholders’ tangible equity per share (1) (2)	$38.02	$37.30	$36.17
Common shareholders’ tangible equity to tangible assets (2)	7.93%	7.86%	8.69%
Consolidated Tier 1 leverage capital ratio	8.76%	8.79%	9.50%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding.
(2)
Common shareholders’ tangible equity excludes goodwill and other intangible assets.  Tangible assets exclude goodwill and other intangible assets.  These ratios represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the final two pages of the press release tables.

BANR - Fourth Quarter 2021 Results
January 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
				Percentage Change
LOANS	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Prior Qtr	Prior Yr Qtr

Commercial real estate:
Owner-occupied	$1,131,828	$1,122,275	$1,076,467	0.9%	5.1%
Investment properties	1,990,461	1,980,284	1,955,684	0.5%	1.8%
Small balance CRE	598,212	601,751	573,849	(0.6)%	4.2%
Multifamily real estate	564,100	532,760	428,223	5.9%	31.7%
Construction, land and land development:
Commercial construction	169,530	170,205	228,937	(0.4)%	(25.9)%
Multifamily construction	259,116	278,184	305,527	(6.9)%	(15.2)%
One- to four-family construction	568,753	571,431	507,810	(0.5)%	12.0%
Land and land development	313,454	308,164	248,915	1.7%	25.9%
Commercial business:
Commercial business	1,039,502	1,039,731	1,133,989	—%	(8.3)%
SBA PPP	132,574	306,976	1,044,472	(56.8)%	(87.3)%
Small business scored	792,310	775,554	743,451	2.2%	6.6%
Agricultural business, including secured by farmland:
Agricultural business, including secured by farmland	284,399	284,255	299,949	0.1%	(5.2)%
SBA PPP	1,354	3,214	—	(57.9)%	nm
One- to four-family residential	683,268	682,368	717,939	0.1%	(4.8)%
Consumer:
Consumer—home equity revolving lines of credit	458,533	462,819	491,812	(0.9)%	(6.8)%
Consumer—other	97,369	98,413	113,958	(1.1)%	(14.6)%
Total loans receivable	$9,084,763	$9,218,384	$9,870,982	(1.4)%	(8.0)%
Restructured loans performing under their restructured terms	$5,309	$5,273	$6,673
Loans 30 - 89 days past due and on accrual	$11,558	$6,911	$12,291
Total delinquent loans (including loans on non-accrual), net	$18,688	$18,619	$36,131
Total delinquent loans / Total loans receivable	0.21%	0.20%	0.37%

LOANS BY GEOGRAPHIC LOCATION					Percentage Change
	Dec 31, 2021		Sep 30, 2021	Dec 31, 2020	Prior Qtr	Prior Yr Qtr
	Amount	Percentage	Amount	Amount

Washington	$4,264,590	47.0%	$4,319,008	$4,647,553	(1.3)%	(8.2)%
California	2,138,340	23.5%	2,160,280	2,279,749	(1.0)%	(6.2)%
Oregon	1,652,364	18.2%	1,679,452	1,792,156	(1.6)%	(7.8)%
Idaho	525,141	5.8%	536,128	537,996	(2.0)%	(2.4)%
Utah	74,913	0.8%	89,620	80,704	(16.4)%	(7.2)%
Other	429,415	4.7%	433,896	532,824	(1.0)%	(19.4)%
Total loans receivable	$9,084,763	100.0%	$9,218,384	$9,870,982	(1.4)%	(8.0)%

BANR - Fourth Quarter 2021 Results
January 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

LOAN ORIGINATIONS	Quarters Ended			Twelve Months Ended
	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Commercial real estate	$196,350	$174,827	$93,838	$565,809	$356,361
Multifamily real estate	25,933	26,155	7,900	110,640	27,119
Construction and land	522,081	496,386	515,280	1,975,664	1,588,311
Commercial business:
Commercial business	203,549	229,859	133,112	731,315	628,981
SBA PPP	—	907	—	485,077	1,176,018
Agricultural business	13,061	9,223	11,552	61,997	76,096
One-to four-family residential	52,251	49,594	28,402	206,662	116,713
Consumer	101,365	145,102	97,416	465,213	423,526
Total loan originations (excluding loans held for sale)	$1,114,590	$1,132,053	$887,500	$4,602,377	$4,393,125

BANR - Fourth Quarter 2021 Results
January 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended			Twelve Months Ended
CHANGE IN THE	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
ALLOWANCE FOR CREDIT LOSSES - LOANS
Balance, beginning of period	$139,915	$148,009	$167,965	$167,279	$100,559
Beginning balance adjustment for adoption of ASC 326	—	—	—	—	7,812
(Recapture)/provision for credit losses - loans	(8,127)	(8,850)	(593)	(33,112)	64,285
Recoveries of loans previously charged off:
Commercial real estate	635	923	31	1,729	275
Construction and land	—	—	—	100	105
One- to four-family real estate	47	19	194	199	467
Commercial business	267	230	2,444	1,797	3,265
Agricultural business, including secured by farmland	5	17	51	30	1,823
Consumer	140	227	90	760	328
	1,094	1,416	2,810	4,615	6,263
Loans charged off:
Commercial real estate	(1)	—	(1,375)	(3,767)	(1,854)
Multifamily real estate	(59)	—	—	(59)	(66)
Construction and land	—	—	—	—	(100)
One- to four-family real estate	—	—	—	—	(136)
Commercial business	(488)	(362)	(1,019)	(1,762)	(7,253)
Agricultural business, including secured by farmland	—	(179)	(37)	(181)	(591)
Consumer	(235)	(119)	(472)	(914)	(1,640)
	(783)	(660)	(2,903)	(6,683)	(11,640)
Net recoveries (charge-offs)	311	756	(93)	(2,068)	(5,377)
Balance, end of period	$132,099	$139,915	$167,279	$132,099	$167,279
Net recoveries (charge-offs) / Average loans receivable	0.003%	0.008%	(0.001)%	(0.021)%	(0.053)%

ALLOCATION OF
ALLOWANCE FOR CREDIT LOSSES - LOANS	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020
Specific or allocated credit loss allowance:
Commercial real estate	$52,995	$57,215	$57,791
Multifamily real estate	7,043	6,657	3,893
Construction and land	27,294	29,342	41,295
One- to four-family real estate	8,205	9,460	9,913
Commercial business	26,421	26,873	35,007
Agricultural business, including secured by farmland	3,190	3,177	4,914
Consumer	6,951	7,191	14,466
Total allowance for credit losses - loans	$132,099	$139,915	$167,279
Allowance for credit losses - loans / Total loans receivable	1.45%	1.52%	1.69%
Allowance for credit losses - loans / Non-performing loans	578%	485%	470%

	Quarters Ended			Twelve Months Ended
CHANGE IN THE	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
ALLOWANCE FOR CREDIT LOSSES - UNFUNDED LOAN COMMITMENTS
Balance, beginning of period	$10,127	$9,909	$12,094	$13,297	$2,716
Beginning balance adjustment for adoption of ASC 326	—	—	—	—	7,022
Provision/(recapture) for credit losses - unfunded loan commitments	2,305	218	1,203	(865)	3,559
Balance, end of period	$12,432	$10,127	$13,297	$12,432	$13,297

BANR - Fourth Quarter 2021 Results
January 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$14,159	$14,931	$18,199
Construction and land	479	354	936
One- to four-family	2,711	3,182	3,556
Commercial business	2,156	2,700	5,407
Agricultural business, including secured by farmland	1,022	1,022	1,743
Consumer	1,754	1,850	2,719
	22,281	24,039	32,560
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
Commercial	—	3,955	—
One- to four-family	436	772	1,899
Commercial business	2	61	1,025
Consumer	117	34	130
	555	4,822	3,054
Total non-performing loans	22,836	28,861	35,614
REO	852	852	816
Other repossessed assets	17	17	51
Total non-performing assets	$23,705	$29,730	$36,481
Total non-performing assets to total assets	0.14%	0.18%	0.24%

	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020
LOANS BY CREDIT RISK RATING

Pass	$8,874,468	$8,956,604	$9,494,147
Special Mention	11,932	36,001	36,598
Substandard	198,363	225,779	340,237
Total	$9,084,763	$9,218,384	$9,870,982

	Quarters Ended			Twelve Months Ended
REAL ESTATE OWNED	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Balance, beginning of period	$852	$763	$1,795	$816	$814
Additions from loan foreclosures	—	89	—	512	1,588
Proceeds from dispositions of REO	—	—	(1,555)	(783)	(2,360)
Gain on sale of REO	—	—	603	307	819
Valuation adjustments in the period	—	—	(27)	—	(45)
Balance, end of period	$852	$852	$816	$852	$816

BANR - Fourth Quarter 2021 Results
January 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSIT COMPOSITION				Percentage Change
	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Prior Qtr	Prior Yr Qtr

Non-interest-bearing	$6,385,177	$6,400,864	$5,492,924	(0.2)%	16.2%
Interest-bearing checking	1,947,414	1,799,657	1,569,435	8.2%	24.1%
Regular savings accounts	2,784,716	2,773,995	2,398,482	0.4%	16.1%
Money market accounts	2,370,995	2,339,107	2,191,135	1.4%	8.2%
Total interest-bearing transaction and savings accounts	7,103,125	6,912,759	6,159,052	2.8%	15.3%
Total core deposits	13,488,302	13,313,623	11,651,976	1.3%	15.8%
Interest-bearing certificates	838,631	851,054	915,320	(1.5)%	(8.4)%
Total deposits	$14,326,933	$14,164,677	$12,567,296	1.1%	14.0%

GEOGRAPHIC CONCENTRATION OF DEPOSITS
	Dec 31, 2021		Sep 30, 2021	Dec 31, 2020	Percentage Change
	Amount	Percentage	Amount	Amount	Prior Qtr	Prior Yr Qtr
Washington	$7,952,376	55.5%	$7,877,919	$7,058,404	0.9%	12.7%
Oregon	3,067,054	21.4%	3,030,109	2,604,908	1.2%	17.7%
California	2,524,296	17.6%	2,501,521	2,237,949	0.9%	12.8%
Idaho	783,207	5.5%	755,128	666,035	3.7%	17.6%
Total deposits	$14,326,933	100.0%	$14,164,677	$12,567,296	1.1%	14.0%

INCLUDED IN TOTAL DEPOSITS	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020
Public non-interest-bearing accounts	$193,917	$193,414	$175,352
Public interest-bearing transaction & savings accounts	159,957	161,407	127,523
Public interest-bearing certificates	39,961	40,851	59,127
Total public deposits	$393,835	$395,672	$362,002

BANR - Fourth Quarter 2021 Results
January 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Actual		Minimum to be categorized as "Adequately Capitalized"		Minimum to be categorized as "Well Capitalized"
REGULATORY CAPITAL RATIOS AS OF DECEMBER 31, 2021	Amount	Ratio	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated:
Total capital to risk-weighted assets	$1,663,943	14.71%	$904,633	8.00%	$1,130,791	10.00%
Tier 1 capital to risk-weighted assets	1,440,694	12.74%	678,474	6.00%	678,474	6.00%
Tier 1 leverage capital to average assets	1,440,694	8.76%	658,091	4.00%	n/a	n/a
Common equity tier 1 capital to risk-weighted assets	1,305,194	11.54%	508,856	4.50%	n/a	n/a
Banner Bank:
Total capital to risk-weighted assets	1,552,204	13.73%	904,159	8.00%	1,130,199	10.00%
Tier 1 capital to risk-weighted assets	1,428,955	12.64%	678,119	6.00%	904,159	8.00%
Tier 1 leverage capital to average assets	1,428,955	8.69%	657,882	4.00%	822,353	5.00%
Common equity tier 1 capital to risk-weighted assets	1,428,955	12.64%	508,589	4.50%	734,629	6.50%

BANR - Fourth Quarter 2021 Results
January 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
ANALYSIS OF NET INTEREST SPREAD	Quarters Ended
	Dec 31, 2021			Sep 30, 2021			Dec 31, 2020
	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)
Interest-earning assets:
Held for sale loans	$73,101	$601	3.26%	$114,938	$996	3.44%	$110,414	$976	3.52%
Mortgage loans	7,362,363	83,059	4.48%	7,245,962	83,803	4.59%	7,251,101	84,634	4.64%
Commercial/agricultural loans	1,460,486	14,966	4.07%	1,534,978	15,776	4.08%	1,626,508	19,143	4.68%
SBA PPP loans	209,776	5,845	11.05%	566,515	15,421	10.80%	1,125,844	10,002	3.53%
Consumer and other loans	119,658	1,749	5.80%	120,112	1,774	5.86%	135,498	2,057	6.04%
Total loans(1)(3)	9,225,384	106,220	4.57%	9,582,505	117,770	4.88%	10,249,365	116,812	4.53%
Mortgage-backed securities	2,838,759	13,344	1.86%	2,560,027	11,820	1.83%	1,429,635	7,536	2.10%
Other securities	1,550,383	8,466	2.17%	1,491,035	7,873	2.09%	975,166	6,634	2.71%
Equity securities	—	—	—%	—	—	—%	234,822	64	0.11%
Interest-bearing deposits with banks	1,901,165	731	0.15%	1,486,839	586	0.16%	611,234	219	0.14%
FHLB stock	12,000	135	4.46%	13,957	135	3.84%	16,361	162	3.94%
Total investment securities (3)	6,302,307	22,676	1.43%	5,551,858	20,414	1.46%	3,267,218	14,615	1.78%
Total interest-earning assets	15,527,691	128,896	3.29%	15,134,363	138,184	3.62%	13,516,583	131,427	3.87%
Non-interest-earning assets	1,306,437			1,301,383			1,349,055
Total assets	$16,834,128			$16,435,746			$14,865,638
Deposits:
Interest-bearing checking accounts	$1,875,097	289	0.06%	$1,771,869	282	0.06%	$1,483,183	315	0.08%
Savings accounts	2,773,597	400	0.06%	2,721,028	458	0.07%	2,375,015	691	0.12%
Money market accounts	2,367,861	559	0.09%	2,322,453	668	0.11%	2,165,960	1,047	0.19%
Certificates of deposit	840,920	1,136	0.54%	863,971	1,341	0.62%	916,286	2,339	1.02%
Total interest-bearing deposits	7,857,475	2,384	0.12%	7,679,321	2,749	0.14%	6,940,444	4,392	0.25%
Non-interest-bearing deposits	6,523,149	—	—%	6,275,634	—	—%	5,499,240	—	—%
Total deposits	14,380,624	2,384	0.07%	13,954,955	2,749	0.08%	12,439,684	4,392	0.14%
Other interest-bearing liabilities:
FHLB advances	50,000	348	2.76%	98,370	655	2.64%	150,000	987	2.62%
Other borrowings	266,559	109	0.16%	252,720	125	0.20%	187,560	121	0.26%
Junior subordinated debentures and subordinated notes	246,510	2,175	3.50%	247,944	2,193	3.51%	247,944	2,216	3.56%
Total borrowings	563,069	2,632	1.85%	599,034	2,973	1.97%	585,504	3,324	2.26%
Total funding liabilities	14,943,693	5,016	0.13%	14,553,989	5,722	0.16%	13,025,188	7,716	0.24%
Other non-interest-bearing liabilities(2)	216,940			202,918			195,965
Total liabilities	15,160,633			14,756,907			13,221,153
Shareholders’ equity	1,673,495			1,678,839			1,644,485
Total liabilities and shareholders’ equity	$16,834,128			$16,435,746			$14,865,638
Net interest income/rate spread (tax equivalent)		$123,880	3.16%		$132,462	3.46%		$123,711	3.63%
Net interest margin (tax equivalent)			3.17%			3.47%			3.64%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(2,350)			(2,316)			(2,274)
Net interest income and margin, as reported		$121,530	3.11%		$130,146	3.41%		$121,437	3.57%
Additional Key Financial Ratios:
Return on average assets			1.18%			1.20%			1.04%
Return on average equity			11.84%			11.79%			9.42%
Average equity/average assets			9.94%			10.21%			11.06%
Average interest-earning assets/average interest-bearing liabilities			184.40%			182.82%			179.60%
Average interest-earning assets/average funding liabilities			103.91%			103.99%			103.77%
Non-interest income/average assets			0.58%			0.61%			0.63%
Non-interest expense/average assets			2.16%			2.47%			2.56%
Efficiency ratio(4)			62.88%			65.70%			65.93%
Adjusted efficiency ratio(5)			59.71%			59.65%			64.31%
(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to junior subordinated debentures.
(3)
Tax-exempt income is calculated on a tax equivalent basis.  The tax equivalent yield adjustment to interest earned on loans was $1.3 million for each of the three months ended December 31, 2021, September 30, 2021 and December 31, 2020.  The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.1 million for the three months ended December 31, 2021 and $1.0 million for both the three months ended September 30, 2021 and December 31, 2020.

(4)	Non-interest expense divided by the total of net interest income and non-interest income.
(5)	Adjusted non-interest expense divided by adjusted revenue. These represent non-GAAP financial measures. See the non-GAAP Financial Measures on the final two pages of the press release tables.

BANR - Fourth Quarter 2021 Results
January 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
ANALYSIS OF NET INTEREST SPREAD	Twelve Months Ended
	Dec 31, 2021			Dec 31, 2020
	Average Balance	Interest and Dividends	Yield/Cost(3)	Average Balance	Interest and Dividends	Yield/Cost(3)
Interest-earning assets:
Held for sale loans	$94,252	$3,066	3.25%	$144,220	$5,482	3.80%
Mortgage loans	7,225,860	328,115	4.54%	7,303,584	352,878	4.83%
Commercial/agricultural loans	1,498,808	62,479	4.17%	1,765,265	80,567	4.56%
SBA PPP loans	770,041	49,854	6.47%	760,912	23,133	3.04%
Consumer and other loans	122,520	7,298	5.96%	147,827	9,208	6.23%
Total loans(1)(3)	9,711,481	450,812	4.64%	10,121,808	471,268	4.66%
Mortgage-backed securities	2,451,110	46,199	1.88%	1,330,355	32,188	2.42%
Other securities	1,336,974	30,114	2.25%	777,378	21,839	2.81%
Equity securities	429	—	—%	182,846	373	0.20%
Interest-bearing deposits with banks	1,392,619	1,955	0.14%	272,725	907	0.33%
FHLB stock	13,966	592	4.24%	18,952	947	5.00%
Total investment securities(3)	5,195,098	78,860	1.52%	2,582,256	56,254	2.18%
Total interest-earning assets	14,906,579	529,672	3.55%	12,704,064	527,522	4.15%
Non-interest-earning assets	1,268,348			1,262,170
Total assets	$16,174,927			$13,966,234
Deposits:
Interest-bearing checking accounts	$1,755,293	1,188	0.07%	$1,385,252	1,479	0.11%
Savings accounts	2,652,018	1,833	0.07%	2,194,418	4,257	0.19%
Money market accounts	2,305,814	2,670	0.12%	1,996,870	6,275	0.31%
Certificates of deposit	876,509	6,079	0.69%	1,030,722	13,004	1.26%
Total interest-bearing deposits	7,589,634	11,770	0.16%	6,607,262	25,015	0.38%
Non-interest-bearing deposits	6,132,875	—	—%	4,929,768	—	—%
Total deposits	13,722,509	11,770	0.09%	11,537,030	25,015	0.22%
Other interest-bearing liabilities:
FHLB advances	97,945	2,592	2.65%	215,093	5,023	2.34%
Other borrowings	240,817	467	0.19%	193,862	603	0.31%
Junior subordinated debentures and subordinated notes	247,583	8,780	3.55%	198,490	7,204	3.63%
Total borrowings	586,345	11,839	2.02%	607,445	12,830	2.11%
Total funding liabilities	14,308,854	23,609	0.16%	12,144,475	37,845	0.31%
Other non-interest-bearing liabilities(2)	206,774			197,422
Total liabilities	14,515,628			12,341,897
Shareholders’ equity	1,659,299			1,624,337
Total liabilities and shareholders’ equity	$16,174,927			$13,966,234
Net interest income/rate spread (tax equivalent)		$506,063	3.39%		$489,677	3.84%
Net interest margin (tax equivalent)			3.39%			3.85%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(9,172)			(8,376)
Net interest income and margin, as reported		$496,891	3.33%		$481,301	3.79%
Additional Key Financial Ratios:
Return on average assets			1.24%			0.83%
Return on average equity			12.12%			7.14%
Average equity/average assets			10.26%			11.63%
Average interest-earning assets/average interest-bearing liabilities			182.32%			176.09%
Average interest-earning assets/average funding liabilities			104.18%			104.61%
Non-interest income/average assets			0.60%			0.71%
Non-interest expense/average assets			2.35%			2.65%
Efficiency ratio(4)			64.06%			63.73%
Adjusted efficiency ratio(5)			60.22%			60.76%

BANR - Fourth Quarter 2021 Results
January 20, 2022

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to junior subordinated debentures.
(3)
Tax-exempt income is calculated on a tax equivalent basis.  The tax equivalent yield adjustment to interest earned on loans was $5.1 million and $4.9 million for the twelve months ended December 31, 2021 and December 31, 2020, respectively.  The tax equivalent yield adjustment to interest earned on tax exempt securities was $4.1 million and $3.5 million for the twelve months ended December 31, 2021 and December 31, 2020, respectively.

(4)	Non-interest expense divided by the total of net interest income and non-interest income.
(5)	Adjusted non-interest expense divided by adjusted revenue. These represent non-GAAP financial measures. See the non-GAAP Financial Measures on the final two pages of the press release tables.

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

* Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner’s core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.  However, these non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP.  Where applicable, comparable earnings information using GAAP financial measures is also presented.  Because not all companies use the same calculations, our presentation may not be comparable to other similarly titled measures as calculated by other companies. For a reconciliation of these non-GAAP financial measures, see the tables below:

ADJUSTED REVENUE	Quarters Ended			Twelve Months Ended
	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Net interest income	$121,530	$130,146	$121,437	$496,891	$481,301
Total non-interest income	24,474	25,334	23,509	96,416	98,616
Total revenue (GAAP)	146,004	155,480	144,946	593,307	579,917
Exclude net loss (gain) on sale of securities	136	(56)	(197)	(482)	(1,012)
Exclude net change in valuation of financial instruments carried at fair value	(2,721)	(1,778)	(1,704)	(4,616)	656
Adjusted revenue (non-GAAP)	$143,419	$153,646	$143,045	$588,209	$579,561

ADJUSTED EARNINGS	Quarters Ended			Twelve Months Ended
	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Net income (GAAP)	$49,927	$49,884	$38,957	$201,048	$115,928
Exclude net loss (gain) on sale of securities	136	(56)	(197)	(482)	(1,012)
Exclude net change in valuation of financial instruments carried at fair value	(2,721)	(1,778)	(1,704)	(4,616)	656
Exclude merger and acquisition-related expenses	—	10	579	660	2,062
Exclude COVID-19 expenses	127	44	333	436	3,502
Exclude Banner Forward expenses	1,157	7,592	—	11,604	—
Exclude loss on extinguishment of debt	2,284	—	—	2,284	—
Exclude related net tax (benefit) expense	(236)	(1,395)	237	(2,373)	(1,239)
Total adjusted earnings (non-GAAP)	$50,674	$54,301	$38,205	$208,561	$119,897

Diluted earnings per share (GAAP)	$1.44	$1.44	$1.10	$5.76	$3.26
Diluted adjusted earnings per share (non-GAAP)	$1.47	$1.57	$1.08	$5.97	$3.37

BANR - Fourth Quarter 2021 Results
January 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
ADJUSTED EFFICIENCY RATIO	Quarters Ended			Twelve Months Ended
	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Non-interest expense (GAAP)	$91,805	$102,145	$95,556	$380,101	$369,589
Exclude merger and acquisition-related expenses	—	(10)	(579)	(660)	(2,062)
Exclude COVID-19 expenses	(127)	(44)	(333)	(436)	(3,502)
Exclude Banner Forward expenses	(1,157)	(7,592)	—	(11,604)	—
Exclude CDI amortization	(1,574)	(1,575)	(1,865)	(6,571)	(7,732)
Exclude state/municipal tax expense	(976)	(1,219)	(1,071)	(4,343)	(4,355)
Exclude REO operations	(49)	(53)	283	22	190
Exclude loss on extinguishment of debt	(2,284)	—	—	(2,284)	—
Adjusted non-interest expense (non-GAAP)	$85,638	$91,652	$91,991	$354,225	$352,128

Net interest income (GAAP)	$121,530	$130,146	$121,437	$496,891	$481,301
Non-interest income (GAAP)	24,474	25,334	23,509	96,416	98,616
Total revenue	146,004	155,480	144,946	593,307	579,917
Exclude net loss (gain) on sale of securities	136	(56)	(197)	(482)	(1,012)
Exclude net change in valuation of financial instruments carried at fair value	(2,721)	(1,778)	(1,704)	(4,616)	656
Adjusted revenue (non-GAAP)	$143,419	$153,646	$143,045	$588,209	$579,561

Efficiency ratio (GAAP)	62.88%	65.70%	65.93%	64.06%	63.73%
Adjusted efficiency ratio (non-GAAP)	59.71%	59.65%	64.31%	60.22%	60.76%

TANGIBLE COMMON SHAREHOLDERS’ EQUITY TO TANGIBLE ASSETS	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020
Shareholders’ equity (GAAP)	$1,690,327	$1,667,119	$1,666,264
Exclude goodwill and other intangible assets, net	387,976	389,550	394,547
Tangible common shareholders’ equity (non-GAAP)	$1,302,351	$1,277,569	$1,271,717

Total assets (GAAP)	$16,804,872	$16,637,879	$15,031,623
Exclude goodwill and other intangible assets, net	387,976	389,550	394,547
Total tangible assets (non-GAAP)	$16,416,896	$16,248,329	$14,637,076
Common shareholders’ equity to total assets (GAAP)	10.06%	10.02%	11.09%
Tangible common shareholders’ equity to tangible assets (non-GAAP)	7.93%	7.86%	8.69%

TANGIBLE COMMON SHAREHOLDERS’ EQUITY PER SHARE
Tangible common shareholders’ equity (non-GAAP)	$1,302,351	$1,277,569	$1,271,717
Common shares outstanding at end of period	34,252,632	34,251,991	35,159,200
Common shareholders’ equity (book value) per share (GAAP)	$49.35	$48.67	$47.39
Tangible common shareholders’ equity (tangible book value) per share (non-GAAP)	$38.02	$37.30	$36.17